UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2012

NATIONAL BANKSHARES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	0-15204	54-1375874
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

101 Hubbard Street
Blacksburg, VA 24060
(Address of principal executive offices)

 (540) 951-6300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On April 10, 2012, National Bankshares, Inc. held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”).  A total of 6,939,974 shares of the Company’s common stock were entitled to vote as of February 21, 2012, the record date for the Annual Meeting.  There were 6,627,561 shares present at the Annual Meeting in person or by proxy, and the stockholders voted on three proposals.

Proposal No. 1 – Vote on Directors

The stockholders elected three Class 1 directors to serve a three-year term expiring at the Company’s 2015 Annual Meeting of Stockholders.  The results of the vote were as follows:

	For	Withheld	Broker Non-Votes
Lawrence J. Ball	5,193,697	35,793	1,398,071
Mary G. Miller	5,184,593	44,897	1,398,071
Glenn P. Reynolds	4,465,114	764,376	1,398,071

The terms of office of the following directors who did not stand for re-election continued after the Annual Meeting:  Jack W. Bowling, Charles E. Green, III, Jack M. Lewis, William A. Peery, James G. Rakes, and James M. Shuler.

Proposal No. 2 – Advisory Vote to Approve Named Executive Officer Compensation

The stockholders approved a non-binding advisory vote to approve the compensation of the Company’s named executive officers.  The results follow:

For	Against	Abstain	Broker Non-Votes
4,923,938	89,187	216,365	1,398,071

Proposal No. 3 –Ratification of Appointment of Independent Public Accounting Firm

The stockholders voted to ratify the Company’s Board of Directors’ appointment of Yount, Hyde & Barbour, P.C. to serve as its independent registered public accounting firm for the fiscal year ending December 31, 2012.  The results of the vote follow:

For	Against	Abstain	Broker Non-Votes
6,593,159	18,878	15,524	0

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL BANKSHARES, INC.

Date:    April 12, 2012

By: /s/ JAMES G. RAKES
James G. Rakes Chairman President and CEO